UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 444-1630

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2016, America First Multifamily Investors, L.P. (the “Partnership”) entered into a secured Credit Agreement (the “Credit Agreement”) of up to $20,000,000 with its sole lead arranger and administrative agent, Bankers Trust Company (“Bankers Trust”). In connection with the Credit Agreement, the Partnership executed a Promissory Note (the “Note”) payable to the order of Bankers Trust with an original principal amount of up to $20,000,000. As of December 20, 2016, there has been total borrowings of $20,000,000 under the Credit Agreement and Note. Following is a description of the material terms of the Credit Agreement and Note.

Under the Credit Agreement, Bankers Trust will make advances to the Partnership not to exceed at any time the aggregate principal amount of $20,000,000; provided that, the maximum principal amount of the secured line of credit (“Secured LOC”) will be $10,000,000 unless and until Bankers Trust arranges for one or more participants to commit to providing up to an additional $10,000,000 of availability (with any increased limit in an amount of up to $20,000,000 resulting from the commitment of the required participants being referred to herein as the “Increased Limit”). The obligation of Bankers Trust to extend the initial advance of credit is subject to the fulfillment of certain conditions, including approval of Bankers Trust’s counsel, receipt of executed loan documentation by Bankers Trust, no material adverse change in the financial condition of the Partnership, and Bankers Trust’s receipt of a legal opinion from the Partnership’s counsel.

The proceeds of the Secured LOC will be used by the Partnership for the purchase of taxable or what the Partnership expects and believes to be tax-exempt mortgage revenue bonds. Prior to receiving any advances under the Secured LOC for these acquisitions, the Partnership will provide Bankers Trust with notice of the proposed acquisition of the particular asset, together with such other information regarding the asset as Bankers Trust may require, including, among other things, the Partnership’s valuation of the asset. Bankers Trust will make an advance only after it has reviewed and reasonably confirmed the cost of the asset acquisition submitted by the Partnership and received a draw request from the Partnership, which will include the valuation of the asset.

The principal amount of each acquisition advance will be due and payable in full on March 31, 2017 (the “Maturity Date”). The Partnership intends to repay each advance either through a tender option bond (“TOB”) financing, a tax exempt bond securitization (“TEBS”) transaction, or otherwise through securing alternate long-term debt or equity financing. Notwithstanding the Maturity Date, in the event any asset acquired by the Partnership with an acquisition advance is included as collateral for a TOB or TEBS transaction or any other debt financing transaction undertaken by the Partnership, the proceeds of such transaction shall be used to repay such acquisition advance. The Secured LOC is not a revolving loan and any advances repaid shall not be available for reborrowing.

The Note bears interest at an annual rate equal to the 30-day LIBOR (as published in the Wall Street Journal) plus 2.50%. Interest accrued on the Note is payable monthly on the first day of each month, commencing on January 1, 2017. From and after the Maturity Date of the Note, or if the Partnership defaults in its obligations under the Credit Agreement, the outstanding principal balance of the Note will bear interest until paid in full at an increased rate per annum equal to 3% above the interest rate from time to time applicable under the Note.

The Partnership will pay Bankers Trust a commitment fee equal to $155,000. In addition, as part of the financing the Partnership will pay Bankers Trust a $60,000 arrangement fee.

As security for the Note, the Partnership has granted grant to Bankers Trust first priority security interests in the mortgage revenue bonds to be acquired by the Partnership with the proceeds of the Note.  In addition, the Partnership has granted a first priority mortgage lien on specific real property owned by an affiliate of the Partnership. The Partnership will execute and deliver all agreements and documents and perform such other actions in order to grant and perfect such security interests and liens.

The Credit Agreement requires compliance with the following affirmative covenants: (i) the punctual payment of principal, interest, and fees; (ii) the maintenance of adequate Partnership books and records in accordance with GAAP, and providing Bankers Trust with reasonable inspection rights; (iii) the Partnership will provide Bankers Trust with audited annual financial statements within 75 days after the end of the Partnership’s fiscal year, copies of each of the Partnership’s Quarterly Reports on Form 10-Q within 45 days after the end of each quarter, a certificate from the Partnership’s general partner regarding the accuracy of such documents and the absence of events of default or events that would give rise to an event of default, and calculations of the Partnership’s leverage ratio (as determined under the Credit Agreement), and such other information as Bankers Trust may reasonably request; (iv) compliance with laws, regulations, licenses, permits, and similar matters; (v) maintenance of customary insurance coverages; (vi) maintenance of facilities in good repair and condition; (vii) the payment of taxes and other liabilities; (viii) providing notice to Bankers Trust of any litigation against the Partnership with a claim in excess of $1 million; (ix) maintaining a ratio of the Partnership’s senior debt to market value of assets of no greater than 75%; (x) provide notice to Bankers Trust upon the occurrence of certain events; (xi) maintain all of the Partnership’s primary depository accounts at Bankers Trust; and (xii) maintain at all times a financing facility with a lender to facilitate TOBs financings or other refinance options for assets acquired with the Secured LOC proceeds.

The Credit Agreement also contains negative covenants which limit the ability of the Partnership to take certain actions, including: (i) the use of proceeds for purposes other than as set forth in the Credit Agreement; (ii) merging or consolidating with another entity, changing the Partnership’s name or organizational structure, permitting a change in control of the Partnership or its general partner, making any substantial change in the Partnership’s business, or selling, leasing, transferring, or disposing of all or substantially all of the Partnership’s assets outside the ordinary course of business; (iii) providing guaranties or pledging Partnership assets as security; (iv) making loans or investments outside the ordinary course of the Partnership’s business; and (v) declaring or paying any distribution on the

Partnership’s beneficial unit certificates in excess of $0.50 per unit, or redeeming, retiring, or repurchasing any class of the Partnership’s equity securities.

The Credit Agreement contains customary events of default, including: (i) failure to make required payments; (ii) the Partnership’s financial statements, certificates provided to Bankers Trust, and its representations and warranties are materially incorrect, false, or misleading; (iii) certain cross-default events; (iv) the filing or entry of certain judgments, liens, levies, or attachments against the Partnership; (v) certain events of bankruptcy and insolvency; and (vi) the dissolution or liquidation of the Partnership.

In addition to imposing the default interest rate described above, upon the occurrence of any event of default, Bankers Trust, at its option, may declare all sums of principal and interest outstanding under the Credit Agreement and Note to be immediately due and payable, and Bankers Trust’s obligations to extend any further credit under the Credit Agreement will immediately cease and terminate.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the Credit Agreement, Note, and use of the financing proceeds, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and overall economic and credit market conditions.  For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 and as filed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Partnership entering into the Credit Agreement and Note with Bankers Trust is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Partnership or an obligation under an off-balance sheet arrangement of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: December 20, 2016	By:	/s/ Craig S. Allen
Printed: Craig S. Allen
Title: Chief Financial Officer